Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-04169, No. 333-56593, No. 333-40328, No. 333-64106, No. 333-85204, No. 333-104462, No. 333-114845, No. 333-123858, No. 333-133229, No. 333-141463, and No. 333-166102, on Form S-8 of our report dated January 12, 2010 (June 25, 2010 as to the effect of the November 1, 2009 adoption of the new accounting standards requiring retrospective application described in Note 1), relating to the consolidated financial statements of Quiksilver, Inc. and subsidiaries (“the Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Accounting Standards Codification 740, Accounting for Uncertainty in Income Taxes, in 2008, and the retrospective adjustment to the consolidated financial statements for the adoption of guidance relating to noncontrolling interests during the first quarter of fiscal 2010), appearing in this Current Report on Form 8-K of the Company for the year ended October 31, 2009.
/s/ Deloitte & Touche LLP
Costa Mesa, California
June 25, 2010